                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.
                         10670 North Central Expressway
                                   Suite 300
                              Dallas, Texas 75231
                                 (214) 692-4700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Income Opportunity Realty Investors, Inc.:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Income Opportunity Realty Investors, Inc. (the "Company") will be held at 9:00 a.m., Central time, on Tuesday, April 22, 1997, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote on the following matters:

          (1) the election of four Directors of the Company;

          (2) the renewal of the Company's current advisory agreement with Basic Capital Management, Inc.; and

          (3) the transaction of such other business as may properly come before the annual meeting or any adjournments thereof.

     Only Stockholders of record at the close of business on March 11, 1997 will be entitled to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

     Regardless of whether you plan to be present at the Annual Meeting, please promptly date, mark, sign, and mail the enclosed proxy ballot card to American Stock Transfer and Trust Company in the envelope provided. Any Stockholder who executes and delivers the enclosed proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A Stockholder may also revoke a proxy by attending and voting at the Annual Meeting. Your vote is important, regardless of the number of Shares you own.

     The Annual Report to Stockholders for the year ended December 31, 1995, has been mailed to all Stockholders under separate cover.

Dated: March 12, 1997
                                    BY ORDER OF THE BOARD OF DIRECTORS OF
                                      INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                                  THOMAS A. HOLLAND
                                    --------------------------------------------
                                                 Thomas A. Holland
                                                     Secretary

                                   IMPORTANT

     YOU CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY BALLOT CARD. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           FAILURE TO VOTE MAY SUBJECT THE COMPANY TO FURTHER EXPENSE

     IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.
                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 1997

                        GENERAL STOCKHOLDER INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Income Opportunity Realty Investors, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders for consideration of and voting upon (1) the election of four Directors, (2) the renewal of the Company's current advisory agreement with Basic Capital Management, Inc. ("BCM" or the "Advisor"), and (3) the transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The Annual Meeting will be held at 9:00 a.m., Central time, on Tuesday, April 22, 1997, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. The Company's financial statements for the year ended December 31, 1995 were audited by BDO Seidman. A representative from BDO Seidman is expected to be present at the Annual Meeting to respond to appropriate questions, and such representative will have an opportunity to make a statement if such representative desires to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about March 12, 1997.

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of issued and outstanding shares of common stock of the Company (the "Shares") at the close of business on Tuesday, March 11, 1997 (the "Record Date"), are entitled to vote at the Annual Meeting and at any
adjournments thereof. At the close of business on March   , 1997, there were
1,519,466 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the four nominees as Directors (Proposal One), Stockholders may choose to vote for all of the nominees, withhold authority for voting for all of the nominees or withhold authority for voting for any individual nominee. As to the renewal of the Company's current advisory agreement with BCM (Proposal Two), Stockholders may choose to vote for, against or abstain from voting on the proposal in its entirety.

     In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of the four nominees for election to the Board of Directors and in favor of Proposal Two. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

EFFECTS OF AND REASONS FOR PROPOSAL TWO

     In considering Proposal Two for the renewal of the Company's current advisory agreement with BCM, Stockholders should be aware that BCM will be entitled to receive payments of certain fees from the Company for the services it will perform. In addition, BCM serves as advisor to other entities engaged in real estate investment activities that are similar to those of the Company and which may compete with the Company in selling, leasing and financing real estate and related investments.

     BCM has been providing advisory services to the Company since March 1989. The current advisory agreement was executed as of March 15, 1996 and was approved by the Stockholders at the Annual Meeting of Stockholders held on May 31, 1996. The Articles of Incorporation of the Company do not require Stockholder approval of the renewal of the advisory agreement. However, the Board of Directors has chosen to submit the proposal to renew the advisory agreement to the Stockholders and allow them to vote on the renewal.

     The Board of Directors believes that the terms of the advisory agreement with BCM are at least as favorable to the Company as those that would be obtained from unaffiliated third parties.

VOTE REQUIRED FOR ELECTION OR APPROVAL

     Pursuant to Section 2.6 of the Bylaws of the Company, a majority of the issued and outstanding Shares entitled to vote at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum at such meeting.
Section 2.7 also provides that election of any Director requires the affirmative vote of a majority of the votes cast at a meeting of Stockholders by holders of Shares entitled to vote thereon. The renewal of the Company's advisory agreement with BCM (Proposal Two) also requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

     Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

     As of March   , 1997, management and affiliates held 841,652 Shares
representing approximately 55.4% of the Shares outstanding. Such parties intend to vote 40% of the Shares outstanding for each of the proposals in accordance with the recommendation of the Board of Directors. The remaining 15.4% shall be voted in proportion to the votes cast by all non-affiliated Stockholders.

REVOCATION OF PROXIES

     A proxy is enclosed herewith. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS (1996)

     Any proposal intended to be presented by a Stockholder at the 1996 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than May 31, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy (as the case may be) for that meeting.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

     The following persons have been nominated to serve as Directors of the
Company: Ted P. Stokely, Edward L. Tixier, Martin L. White and Edward G. Zampa.

     Each of the four nominees is currently a Director of the Company. Each of the four nominees has been nominated by the Board of Directors to serve for an additional term until the next Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Director if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Directors, for such other person(s) as he or she may select in place of such nominee(s).

     The four nominees are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company's advisor, BCM, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director, means that the Director is an officer, director or employee of the Advisor or an officer of the Company. The designation "Independent", when used below with respect to a Director, means the Director is neither an officer of the Company nor a director, officer or employee of the Advisor, although the Company may have certain business or professional relationships with such Director as discussed below under "Certain Business Relationships and Related Transactions".

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS                AGE
           -------------------------------------                ---
TED P. STOKELY:Director (Independent) (since April 1990) and    63
               Chairman of the Board (since January 1995).
  General Manager (since January 1995) of ECF Senior Housing
  Corporation, a nonprofit corporation; General Manager
  (since January 1993) of Housing Assistance Foundation,
  Inc., a nonprofit corporation; Part-time unpaid consultant
  (since January 1993) and paid Consultant (April 1992 to
  December 1992) of Eldercare Housing Foundation, a
  nonprofit corporation engaged in the acquisition of low
  income and elderly housing; President (April 1992 to April
  1994) of PSA Group (real estate management and
  consulting); Executive Vice President (1987 to 1991) of
  Key Companies, Inc., a publicly traded company that
  develops, acquires and sells water and minerals; Director
  (since April 1990) and Chairman of the Board (since
  January 1995) of Transcontinental Realty Investors, Inc.
  ("TCI"); Trustee (since April 1990) and Chairman of the
  Board (since January 1995) of Continental Mortgage and
  Equity Trust ("CMET"); and Trustee (from April 1990 to
  August 1994) of National Income Realty Trust ("NIRT").
EDWARD L. TIXIER:Director (Independent) (since July 1996).      67
  Director (since 1995) of Ryokachi Corporation, a Japanese
  company; Cattle Rancher (since 1988); President (1988 to
  1994) of Tixier, Inc., an Austin, Texas based corporation;
  Senior Executive Advisor (1988 to 1994) to the President
  of Regency International Trading Company, a Japanese
  company; Commander (1984 to 1988) of U.S. Forces, Japan
  and Commander, 5th Air Force; Retired (1988) Lt. General,
  United States Air Force; Director (since July 1996) of
  TCI; and Trustee (since July 1996) of CMET.

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS                AGE
           -------------------------------------                ---
MARTIN L. WHITE:Director (Independent) (since January 1995).    57
  Chairman and Chief Executive Officer (since 1993) of North
  American Trading Company, Ltd.; President and Chief
  Operating Officer (since 1992) of Community Based
  Developers, Inc.; Development Officer and Loan Manager
  (1986 to 1992) of the City of San Jose, California; Vice
  President and Director of Programs (1967 to 1986) of
  Arpact, Inc., a government contractor for small business
  development and trade; Director (since January 1995) of
  TCI; and Trustee (since January 1995) of CMET.
EDWARD G. ZAMPA:Director (Independent) (since January 1995).    62
  General Partner (since 1976) of Edward G. Zampa and
  Company; Director (since January 1995) of TCI; and Trustee
  (since January 1995) of CMET.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

BOARD COMMITTEES

     The Company's Board of Directors held thirteen meetings during 1995 and thirteen meetings in 1996. For each such year, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee, all of whom are Independent Directors, are Messrs. Stokely, Tixier and White. The Audit Committee met twice during 1995 and twice during 1996.

     The Board of Directors of the Company has a Relationship with Advisor Committee and a Board Development Committee. The current members of the Relationship with Advisor Committee are Messrs. Stokely and Zampa. The Relationship with Advisor Committee reviews and reports to the Company's Board of Directors on the services provided to the Company by the Advisor and its affiliates and terms of any engagement or compensation of the Advisor or its affiliates. The relationship with the Advisor Committee met one time in 1995 and twice during 1996.

     The Board Development Committee reviews and reports to the Company's Board of Directors on the membership, compensation and functions of the Board of Directors. The current member of the Board Development Committee is Mr. White. The Board Development Committee held no meetings in 1995 and two meetings in 1996.

     The Company's Board of Directors does not have Nominating or Compensation Committees.

OLIVE LITIGATION

     In February 1990, the Company, together with CMET, NIRT and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Company, entered into a settlement of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al. relating to the operation and management of each of the entities. On April 23, 1990, the court granted final approval of the terms of the settlement.

     On May 4, 1994, the parties entered into a Modification of Stipulation of Settlement dated April 27, 1994 (the "Modification") which settled subsequent claims of breaches of the settlement which were asserted by the plaintiffs and modified certain provisions of the April 1990 settlement. The Modification was preliminarily approved by the court on July 1, 1994 and final court approval of the Modification was entered on December 12, 1994. The effective date of the Modification was January 11, 1995.

     The Modification, among other things, provided for the addition of new unaffiliated members to the Company's Board of Directors and set forth new requirements for the approval of certain transactions with affiliates until April 28, 1999. In addition, BCM, the Company's advisor, Gene E. Phillips and William S. Friedman, who served as President and Director of the Company until February 24, 1994, President of BCM until May 1, 1993 and director of BCM until December 22, 1989, agreed to pay a total of $1.2 million to the Company, CMET, NIRT and TCI, of which the Company's share was $150,000.

     Under the Modification, the Company, CMET, NIRT, TCI and their shareholders released the defendants from any claims relating to the plaintiffs' allegations. The Company, CMET, NIRT and TCI also agreed to waive any demand requirement for the plaintiffs to pursue claims on behalf of each of them against certain persons or entities. The Modification also requires that any shares of the Company held by Messrs. Phillips, Friedman or their affiliates shall be (i) voted in favor of the reelection of all current Board members that stand for reelection during the two calendar years following the effective date of the Modification and (ii) voted in favor of all new Board members appointed pursuant to the terms of the Modification that stand for reelection during the three calendar years following the effective date of the Modification.

     Pursuant to the terms of the Modification, certain related party transactions which the Company may enter into prior to April 28, 1999, require the unanimous approval of the Company's Board of Directors. In addition, such related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Company's Board of Directors that the transaction is in the best interests of the Company and that no other opportunity exists that is as good as the opportunity presented by such transaction.

     For purposes of the Modification requirements, the term "related party transaction" means and includes (i) any transaction between or among the Company or CMET, NIRT or TCI or any of their affiliates or subsidiaries; (ii) any transaction between or among the Company, its affiliates or subsidiaries and the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates; and (iii) any transaction between or among the Company or any of its affiliates or subsidiaries and a third party with whom the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates has an ongoing or contemplated business or financial transaction or relationship of any kind, whether direct or indirect, or has had such a transaction or relationship in the preceding one year.

     The Modification requirements for related party transactions do not apply to direct contractual agreements for services between the Company and the Advisor or one of its affiliates, (including the Advisory Agreement, the Brokerage Agreement and the property management contracts). These agreements, pursuant to the specific terms of the Modification, require the prior approval by two-thirds of the Directors of the Company, and if required, approval by a majority of the stockholders. The Modification requirement for related party transactions also do not apply to joint ventures between or among the Company and CMET, NIRT or TCI or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with Mr. Phillips, Mr. Friedman, the Advisor, or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Directors of the Company.

     The Modification also terminated a number of the provisions of the settlement, including the requirement that the Company, CMET, NIRT and TCI maintain a Related Party Transaction Committee and a Litigation Committee of their respective Boards. The Court retained jurisdiction to enforce the Modification, and during August and September 1996, the Court held evidentiary hearings to assess compliance with the terms of the Modification by various parties. The Court issued no ruling or order with respect to the matters addressed at the hearings.

     Separately, in 1996, legal counsel for the plaintiffs notified the Company's Board of Directors that he intends to assert that certain actions taken by the Board of Directors breached the terms of the Modification. On January 27, 1997, the parties entered into an Amendment to the Modification of Stipulation of Settlement, effective January 9, 1997 (the "Amendment"), which was submitted to the Court for approval on January 29, 1997. The Amendment provides for the settlement of all matters raised at the evidentiary hearings and by plaintiffs' counsel in his notices to the Board of Directors. As of March
  , 1997, the Court had taken no action on the Amendment.

     The Amendment provides for the addition of three new unaffiliated members to the Company's Board of Directors and sets forth new requirements for the approval of any transactions with certain affiliates until April 28, 1999. In addition, the Company, TCI, CMET and their shareholders released the defendants from any claims relating to the plaintiffs' allegations and matters which were the subject of the evidentiary hearings. The plaintiffs' allegations of any breaches of the Modification shall be settled by mutual agreement of the parties or, lacking such agreement, by an arbitration proceeding.

     Under the Amendment, all shares of the Company owned by Gene E. Phillips or any of his affiliates shall be voted at all stockholders' meetings held until April 28, 1999 in favor of all new Board members added under the Amendment. The Amendment also requires that, until April 28, 1999, all shares of the Company owned by Gene E. Phillips or his affiliates in excess of forty percent (40%) of the Company's outstanding shares shall be voted in proportion to the votes cast by all non-affiliated stockholders of the Company.

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of the Company:
Randall M. Paulson, President; Thomas A. Holland, Executive Vice President and Chief Financial Officer; and Bruce A. Endendyk, Executive Vice President. Their positions with the Company are not subject to a vote of stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of each executive officer are set forth below.

                                                              AGE
                                                              ---
RANDALL M. PAULSON: President (since August 1995) and         50
  Executive Vice President (January 1995 to August 1995).
President (since August 1995) and Executive Vice President
  (January 1995 to August 1995) of CMET, TCI and Syntek
  Asset Management, Inc. ("SAMI") and (October 1994 to
  August 1995) of BCM; Director (since August 1995) of SAMI;
  Executive Vice President (since January 1995) of American
  Realty Trust, Inc. ("ART"); Vice President (1993 to 1994)
  of GSSW, LP, a joint venture of Great Southern Life and
  Southwestern Life; Vice President (1990 to 1993) of
  Property Company of America Realty, Inc.; President (1990)
  of Paulson Realty Group; President (1983 to 1989) of
  Johnstown Management Company; and Vice President (1979 to
  1982) of Lexton-Ancira.
BRUCE A. ENDENDYK: Executive Vice President (since January    48
  1995).
President (since January 1995) of Carmel Realty, Inc.
  (Carmel Realty), a company owned by Syntek West, Inc.
  ("SWI"); Executive Vice President (since January 1995) of
  BCM, SAMI, ART, CMET and TCI; Management Consultant
  (November 1990 to December 1994); Executive Vice President
  (January 1989 to November 1990) of Southmark Corporation
  ("Southmark"); President and Chief Executive Officer
  (March 1988 to January 1989) of Southmark Equities
  Corporation; and Vice President/Resident Manager (December
  1975 to March 1988) of Coldwell Banker Commercial/Real
  Estate Services in Houston, Texas.

                                                              AGE
                                                              ---
THOMAS A. HOLLAND: Executive Vice President and Chief         54
  Financial Officer (since August 1995); Secretary (since
  February 1997) and Senior Vice President and Chief
  Accounting Officer (July 1990 to August 1995).
Executive Vice President and Chief Financial Officer (since
  August 1995) and Senior Vice President and Chief
  Accounting Officer (July 1990 to August 1995) of SAMI,
  BCM, ART, CMET and TCI; Secretary (since February 1997) of
  CMET and TCI; Senior Vice President and Chief Accounting
  Officer (July 1990 to February 1994) of NIRT and Vinland
  Property Trust ("VPT"); Vice President and Controller of
  Southmark (December 1986 to June 1990); Vice
  President -- Finance of Diamond Shamrock Chemical Company
  (January 1986 to December 1986); Assistant Controller of
  Maxus Energy Corporation (formerly Diamond Shamrock
  Corporation) (May 1976 to January 1986); Trustee of
  Arlington Realty Investors (August 1989 to June 1990); and
  Certified Public Accountant (since 1970).

OFFICERS

     Although not executive officers of the Company, the following persons currently serve as officers of the Company: Mark W. Branigan, Senior Vice President -- Residential Asset Management; Lynn W. Humphries, Senior Vice President -- Commercial Asset Management; Robert A. Waldman, Senior Vice President and General Counsel; and Drew D. Potera, Vice President and Treasurer. Their positions with the Company are not subject to a vote of stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                                                                AGE
                                                                ---
MARK W. BRANIGAN: Senior Vice President -- Residential Asset    42
  Management (since December 1996) and Vice President
  (February 1994 to December 1996).
Senior Vice President -- Residential Asset Management (since
  December 1996) and Vice President (February 1994 to
  December 1996) of SAMI, ART, CMET, and TCI; Real Estate
  Analyst (January 1992 to May 1994); Vice President (May
  1994 to May 1995) and Executive Vice President (since May
  1995) of BCM; Executive Vice President (1984 to 1991) of
  Byron Investments, Inc.; Director (May 1989 to August
  1990) and Manager (May 1981 to 1983) of Treasury Services
  of Southmark; and Director (1977 to April 1981) of
  Investor Relations for Syntek Corp.
LYNN W. HUMPHRIES: Senior Vice President -- Commercial Asset    46
  Management (since May 1996).
Senior Vice President -- Commercial Asset Management (since
  May 1996) of BCM, ART, CMET, TCI and SAMI; Vice President
  (January 1994 to May 1996) of the Amend Group; Vice
  President (1980 to 1993) of Equitable Real Estate
  Investment Management, Inc.; and Senior Vice President
  (1975 to 1980) of Sanders Campbell & Company.

                                                                AGE
                                                                ---
ROBERT A. WALDMAN: Senior Vice President and General Counsel    44
  (since January 1995), Vice President (December 1990 to
  January 1995) and Secretary (December 1993 to February
  1997).
Senior Vice President and General Counsel (since January
  1995), Vice President (December 1990 to January 1995) and
  Secretary (December 1993 to February 1997) of CMET and
  TCI; Vice President (December 1990 to February 1994) and
  Secretary (December 1993 to February 1994) of NIRT and
  VPT; Senior Vice President and General Counsel (since
  January 1995), Vice President (January 1993 to January
  1995) and Secretary (since December 1989) of ART; Senior
  Vice President and General Counsel (since November 1994),
  Vice President and Corporate Counsel (November 1989 to
  November 1994) and Secretary (since November 1989) of BCM;
  Senior Vice President and General Counsel (since January
  1995), Vice President (April 1990 to January 1995) and
  Secretary (since December 1990) of SAMI; and Director
  (February 1987 to October 1989) and General Counsel and
  Secretary (1985 to October 1989) of Red Eagle Resources
  Corporation (oil and gas).
DREW D. POTERA:Vice President (since December 1996) and         37
               Treasurer (since December 1990).
Vice President (since December 1996) and Treasurer (since
  December 1990) of CMET and TCI; Treasurer (December 1990
  to February 1994) of NIRT and VPT; Vice President (since
  December 1996), Treasurer (since August 1991) and
  Assistant Treasurer (December 1990 to August 1991) of ART;
  Vice President, Treasurer and Securities Manager (since
  July 1990) of BCM; Vice President and Treasurer (since
  February 1992) of SAMI; and Financial Consultant with
  Merrill Lynch, Pierce, Fenner & Smith Incorporated (June
  1985 to June 1990).

     In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's shares of common stock are required to report their ownership of the Company's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1995. All of these filing requirements were satisfied by its Directors and executive officers and ten percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by a contractual advisor under the supervision of the Board of Directors. The stated duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities and financing and refinancing sources to the Company. The advisor also serves as a consultant to the Board of Directors in connection with the business plan for the Company.

     BCM has served as the Company's Advisor since March 1989. BCM is a corporation of which Messrs. Paulson, Endendyk and Holland serve as executive officers. BCM is owned by a trust for the benefit of the children of Gene E. Phillips. Prior to December 22, 1989, Mr. Phillips served as a director of BCM, and until September 1, 1992, Mr. Phillips served as Chief Executive Officer of BCM. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company.

     At the Company's special meeting of stockholders held on March 15, 1996, the Company's stockholders approved a proposal to convert the Company's predecessor, Income Opportunity Realty Trust, from a California business trust to a Nevada corporation by merging into the Company. Following the merger, the Company entered into the current advisory agreement with BCM. Stockholder approval of the advisory agreement is not required. However, the Board of Directors submitted the proposal to approve the advisory agreement to the stockholders at the Annual Meeting of Stockholders held on May 31, 1996, at which the Stockholders approved the advisory agreement.

     See "The Advisory Agreement" below for a detailed discussion of the advisory fees payable to BCM by the Company.

PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides such property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) SWI, of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and, (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of one of the Company's office buildings and the commercial properties owned by a real estate partnership in which the Company and TCI are partners to Carmel Realty which is a company owned by SWI. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with its property-level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

     Effective December 1, 1992, the Company's Board of Directors approved the non-exclusive engagement of Carmel Realty to perform brokerage services for the Company in connection with property sales. On March 15, 1996, the Company entered into the current Brokerage Agreement with Carmel Realty which also provides for brokerage services in connection with property acquisitions.

     Carmel Realty is entitled to receive a real estate commission for property acquisitions and sales by the Company in accordance with the following sliding scale of total fees to be paid by the Company: (i) maximum fee of 5% on the first $2.0 million of any purchase or sales transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million to $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates; (iii) maximum fee of 3% on transaction amounts between $5.0 million to $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1 1/2% would be paid to Carmel Realty or affiliates.

EXECUTIVE COMPENSATION

     The Company has no employees, payroll or benefit plans and pays no compensation to the executive officers of the Company. The executive officers of the Company who are also officers or employees of BCM, the Company's Advisor, are compensated by the Advisor. Such executive officers of the Company perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

     The only remuneration paid by the Company is to the Directors who are not officers or directors of BCM or its affiliated companies. The Independent Directors (i) review the business plan of the Company to determine that it is in the best interest of the Company's stockholders, (ii) review the Company's contract with the advisor, (iii) supervise the performance of the Company's advisor and review the reasonableness of the compensation which the Company pays to its advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the Company and (v) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired by the Company.

     Each Independent Director receives compensation in the amount of $15,000 per year, plus reimbursement for expenses, and the Chairman of the Board receives an additional fee of $1,500 per year for serving in such position. In addition, each Independent Director shall receive $1,000 per day for any special services rendered by him to the Company outside of his ordinary duties as Director, plus reimbursement of expenses.

     During 1995, $98,622 was paid to the Independent Directors in total Directors' fees for all services, including the annual fee for service during the period January 1, 1995 through December 31, 1995, and 1995 special service fees, as follows: Geoffrey C. Etnire (a Director until March 1996), $13,187; Harold Furst, Ph.D. (a Director until August 1995), $15,000; John P. Parsons (a Director until October 1996), $16,275; Bennett B. Sims (a Director until September 1996), $11,202; Ted P. Stokely, $12,625; Martin L. White, $15,333; and Edward G. Zampa, $15,000.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's shares of common stock with the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. Hybrid REIT Total Return Index ("REIT Index"). The comparison assumes that $100 was invested on December 31, 1990 in the Company's shares of Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

         MEASUREMENT PERIOD                THE COM-        S&P 500 IN-
        (FISCAL YEAR COVERED)                PANY              DEX            REIT INDEX
1990                                                100               100               100
1991                                                248               131               139
1992                                                281               141               162
1993                                                708               155               197
1994                                                949               157               204
1995                                                978               215               251

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's shares of common stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be beneficial owners of more than 5% of its
shares of common stock as of the close of business on March   , 1997.

                   NAME AND ADDRESS OF                        AMOUNT AND NATURE             PERCENT OF
                     BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP           CLASS(1)
                   -------------------                     -----------------------          ----------
American Realty Trust, Inc.                                        450,102                    29.6%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231
Transcontinental Realty Investors, Inc.                            341,500                    22.5%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231

---------------
(1) Percentage is based upon 1,519,466 shares of common stock outstanding at
    February   , 1997.

     Security Ownership of Management. The following table sets forth the ownership of the Company's shares of common stock, both beneficially and of record, both individually and in the aggregate for the Directors and executive
officers of the Company as of the close of business on February   , 1997.

                         NAME OF                              AMOUNT AND NATURE             PERCENT OF
                     BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP           CLASS(1)
                     ----------------                      -----------------------          ----------
All Directors and Executive Officers                              841,652(2)                  55.4%
  as a group (7 individuals)

---------------
(1) Percentages are based upon 1,519,466 shares of common stock issued and
    outstanding at March   , 1997.

(2) Includes 341,500 shares owned by TCI of which the Directors may be deemed to be beneficial owners by virtue of the their positions as directors of TCI and 450,102 shares owned by ART and 50,050 shares owned by BCM, of which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers or directors of ART and BCM. The Directors and executive officers of the Company disclaim beneficial ownership of such shares.

     On December 5, 1989, the Company's Board of Directors approved a share repurchase program. The Company's Board of Directors has authorized the Company to repurchase a total of 200,000 of its shares of common stock pursuant to such program. Through March 1, 1996, the Company has repurchased 187,704 shares pursuant to such program at a cost to the Company of $1.6 million. The Company purchased none of its shares in 1995.

     On March 24, 1989, the Company distributed one share purchase right for each outstanding share of common stock of the Company. On December 10, 1991, the Company's Board of Directors voted to redeem the rights having determined that they were no longer necessary to protect the Company from coercive tender offers. On February 10, 1992, the rights were redeemed, the stockholders receiving $.04 for each Right. In connection with such redemption, Messrs. Phillips and Friedman and their affiliates, who owned approximately 12% of the Company's outstanding shares of common stock at the time, agreed not to acquire more than 40% of the Company's outstanding shares of common stock without the prior action of the Company's Board of Directors to the effect that they do not object to such increased ownership.

     In August 1994, Mr. Phillips and his affiliates, primarily ART and TCI, owned approximately 39.8% of the Company's outstanding shares of common stock. This stockholder group desired to purchase additional shares of the Company and requested that the Company's Board of Directors consider the elimination of the limitations on the percentage of shares which may be acquired by the stockholder group. The Board of Directors reviewed the limitation and determined that, due to the fact that Mr. Friedman is no longer affiliated with the stockholder group, and had disposed of any shares of the Company which he or his affiliates may have owned, the limitation should no longer apply to Mr. Friedman or his affiliates. The Board of Directors also determined that there was no reason to object to the purchase of additional shares of the Company by the stockholder group and on August 23, 1994, the Company's Board of Directors adopted a resolution to the effect that they do not object to the acquisition of up to 49% of the Company's outstanding shares of common stock by Mr. Phillips and his affiliates. In determining total ownership, shares of common stock of the Company owned by, if any, Mr. Friedman and his affiliates are no longer to be included. Pursuant to this action, Mr. Phillips and his affiliates could not acquire more than 49% of the Company's outstanding shares of common stock without the prior action of the Company's Board of Directors to the effect that they do not object to such increased ownership.

     On March 21, 1996, the Board of Directors reconsidered the share ownership limitation and determined that there was no reason to object to the purchase by the shareholder group of additional shares in excess of 49% of the Company's outstanding shares. Accordingly, there is no longer any limitation on the percentage of shares of the Company which may be acquired by the stockholder group.

CERTAIN BUSINESS RELATIONSHIPS

     In February 1989, the Company's Board of Directors voted to retain BCM as the Company's advisor. BCM is a corporation of which Messrs. Paulson, Endendyk and Holland serve as executive officers. Mr. Phillips served as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. BCM is owned by a trust for the benefit of the children of Mr. Phillips. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company.

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) SWI, of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of one of the Company's office buildings and the commercial properties owned by a real estate partnership in which the Company and TCI are partners to Carmel Realty, which is a company owned by SWI.

     Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Company and received brokerage commissions in accordance with the advisory agreement. Since December 1, 1992, the Company has engaged, on a nonexclusive basis, Carmel Realty to perform brokerage services to the Company. Carmel Realty is a company owned by SWI.

     The Directors and officers of the Company also serve as trustees or directors and officers of CMET and TCI. The Directors owe fiduciary duties to such entities as well as to the Company under applicable law. CMET and TCI have the same relationship with BCM as the Company. Mr. Phillips is a general partner of SAMLP, the general partner of NRLP and NOLP. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as Chairman of the Board and a director of ART until November 16, 1992. Messrs. Paulson, Endendyk and Holland serve as executive officers of ART.

     From April 1992 to December 31, 1992, Mr. Stokely was employed as a paid Real Estate Consultant and since January 1993 as a part-time unpaid Consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from BCM. Eldercare filed for bankruptcy protection in July 1993 and was dismissed from bankruptcy on October 12, 1994. Eldercare again filed for bankruptcy protection in May 1995.

RELATED PARTY TRANSACTIONS

     Historically, the Company has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. The Company's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Company as could have been obtained from unrelated third parties.

     The Company is a partner with TCI in the Tri-City Limited Partnership which owns five properties.

     In 1995, the Company paid BCM and its affiliates $316,000 in advisory fees, $63,000 in mortgage brokerage and equity refinancing fees, and $156,000 in property management and construction supervision fees (net of property management fees paid to subcontractors, other than Carmel Realty). In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Company of $140,000 in 1995. No brokerage commissions were paid to BCM or its affiliates in 1995.

     Restrictions on Related Party Transactions Article FOURTEENTH of the Company's Articles of Incorporation provides that the Company shall not, directly or indirectly, contract or engage in any transaction with (i) any director, officer or employee of the Company, (ii) any director, officer or employee of the advisor, (iii) the advisor or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to the Company and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of the Company entitled to vote thereon.

     Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of the Company nor a director, officer or employee of the Company's advisor.

     From 1990 until January 1995, all related party transactions that the Company entered into were required to be reviewed by the Related Party Transaction Committee to determine whether such transactions were (i) fair to the Company and (ii) were permitted by the Company's governing documents. Each of the members of the Related Party Transaction Committee was a Director who was not an officer, director or employee of the Company's advisor, BCM, and was not an officer or employee of the Company. The Related Party Transaction Committee was terminated by the Board of Directors on January 11, 1995.

     Pursuant to the terms of the Modification of Stipulation of Settlement in the Olive Litigation (the "Modification"), which became effective on January 11, 1995, certain related party transactions which the Company may enter into prior to April 28, 1999, require the unanimous approval of the Board of Directors. In addition, such related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Board of Directors that the transaction is in the best interests of the Company and that no other opportunity exists that is as good as the opportunity presented by such transaction.

     The Modification requirements for related party transactions do not apply to direct contractual agreements for services between the Company and the Advisor or one of its affiliates (including the Advisory Agreement, the Brokerage Agreement and the property management contracts). These agreements, pursuant to the specific terms of the Modification, require the prior approval by two-thirds of the Directors of the Company, and if required, approval by a majority of the Company's stockholders. The Modification requirements for related party transactions also do not apply to joint ventures between or among the Company and CMET, NIRT or TCI or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with Mr. Phillips, Mr. Friedman, the Advisor, or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Directors of the Company.

                                 PROPOSAL TWO:
                     THE RENEWAL OF THE ADVISORY AGREEMENT

     The Board of Directors recommends that Stockholders approve the renewal through the next annual meeting of Stockholders of the current advisory agreement described below between the Company and BCM. A copy of the Advisory Agreement appears as Appendix A to this Proxy Statement and is described below under "The Advisory Agreement". The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Advisory Agreement.

     If Stockholders approve this Proposal Two, the Advisory Agreement will have a term extending through the next annual meeting of Stockholders, and any renewal of the Advisory Agreement thereafter will be subject to approval of the Board of Directors in accordance with the provisions of the Articles of Incorporation.

THE ADVISORY AGREEMENT

     BCM has served as advisor to the Company since March 28, 1989. The current Advisory Agreement was entered into effective March 15, 1996 and was approved by the Stockholders at the Annual Meeting of Stockholders held on May 31, 1996.

     Under the Advisory Agreement, the Advisor is required to formulate and submit annually for approval by the Company's Board of Directors a budget and business plan for the Company containing a twelve-month forecast of operations and cash flow, a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, and other investments and the Advisor is required to report quarterly to the Company's Board of Directors on the Company's performance against the business plan. In addition, all transactions and investments by the Company shall require prior approval by the Company's Board of Directors unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to the Advisor by the Company's Board of Directors.

     The Advisory Agreement also requires prior approval of the Company's Board of Directors for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that the Advisor shall be deemed to be in a fiduciary relationship to the Company's stockholders and contains a broad standard governing the Advisor's liability for losses by the Trust.

     The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Company and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Company (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Company's net income.

     The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Company during such fiscal year exceeds the sum of: (i) the cost of each such property as originally recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Company's net investment including capital improvements, calculated over the Company's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned by the Company for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

     Additionally, pursuant to the Advisory Agreement BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long term lease of real estate for the Company equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (ii) the compensation customarily charged in arms-length transactions by others rendering similar property acquisition services as a ongoing public activity in the same geographical location and for comparable property; provided that the aggregate purchase price of each property (including acquisition commissions and all real estate brokerage fees) may not exceed such property's appraised value at acquisition.

     The Advisory Agreement requires BCM or any affiliate of BCM to pay the Company one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Company; provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (i) 2% of the amount of the loan committed by the Company or (ii) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

     The Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Company equal to or lesser of (i) 1% of the amount of the loan purchased or (ii) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

     Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Company or refinancing on Company properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Company's Board of Directors. No fee shall be paid on loan extensions.

     Under the Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it, in the performance of advisory services to the Company.

     Under the Advisory Agreement all or a portion of the annual advisory fee must be refunded by the Advisor to the Company if the Operating Expenses of the Company (as defined in the Company's Advisory Agreement) exceed certain limits specified in the Advisory Agreement based on the book value, net asset value and net income of the Company during such fiscal year. The effect of this limitation was to require that BCM refund $44,000 and $6,000 of the 1995 and 1994 annual advisory fee, respectively. No refund was required in 1993.

     Additionally, if the Company were to request that BCM render services to the Company other than those required by the Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. The Company has hired Carmel, Ltd., an affiliate of BCM, to provide property management for the Company's properties and, the Company has engaged Carmel Realty, also an affiliate of BCM, on a nonexclusive basis, to provide brokerage services for the Company.

     BCM may only assign the Advisory Agreement with the prior consent of the Company.

     The directors and principal officers of BCM are set forth below.

MICKEY N. PHILLIPS:                         Director
RYAN T. PHILLIPS:                           Director
RANDALL M. PAULSON:                         President
MARK W. BRANIGAN:                           Executive Vice President -- Residential Asset
                                              Management
BRUCE A. ENDENDYK:                          Executive Vice President
THOMAS A. HOLLAND:                          Executive Vice President and Chief Financial
                                              Officer
COOPER B. STUART:                           Executive Vice President
CLIFFORD C. TOWNS, JR:                      Executive Vice President -- Finance
DAN S. ALLRED:                              Senior Vice President -- Land Development
ROBERT A. WALDMAN:                          Senior Vice President, Secretary and General
                                              Counsel
LYNN W. HUMPHRIES:                          Senior Vice President -- Commercial Asset
                                              Management
DREW D. POTERA:                             Vice President, Treasurer and Securities Manager

     Mickey N. Phillips is Gene E. Phillips' brother and Ryan T. Phillips is Gene E. Phillips' son. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company.

     The Board of Directors recommends that Stockholders approve the renewal of the Company's current Advisory Agreement with BCM because the terms of such agreement are, in its view, as favorable to the Company as those that would be obtained from unaffiliated third parties for the performance of similar services, while at the same time the Advisory Agreement gives BCM adequate incentive to improve the performance of the Company's properties and mortgages.

                         SELECTION OF AUDITORS FOR 1996

     The Board of Directors has selected BDO Seidman to serve as the auditors for the Company for the 1996 fiscal year. The Company's auditors for the 1995 fiscal year were BDO Seidman. A representative of BDO Seidman is expected to attend the annual meeting.

                                 OTHER MATTERS

     Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

             INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

     As described herein, the executive officers of the Company also serve as executive officers of, and are employed by, BCM. Such executive officers could therefore be deemed to benefit financially from stockholder approval of the Company's Advisory Agreement with BCM pursuant to Proposal Two.

                              FINANCIAL STATEMENTS

     The audited financial statements of the Company, in comparative form for the years ended December 31, 1995, 1994 and 1993 are contained in the 1995 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                            SOLICITATION OF PROXIES

     THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE DIRECTORS OF THE COMPANY. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies. An agreement with SCC provides that it will distribute materials relating to the solicitation of proxies, contact Stockholders to confirm receipt of materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.
                             ---------------------

COPIES OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INCOME OPPORTUNITY REALTY INVESTORS, INC., 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231,
ATTENTION: DIRECTOR OF INVESTOR RELATIONS.

                                            By Order of the Board of Directors

                                            Randall M. Paulson
                                            President

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR ALL FOUR OF THE NOMINEES AND THAT YOU VOTE FOR THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT BY VOTING FOR PROPOSAL TWO ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                                                                      APPENDIX A

                               ADVISORY AGREEMENT

                                    BETWEEN

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                      AND

                         BASIC CAPITAL MANAGEMENT, INC.

     THIS AGREEMENT dated as of March 15, 1996, between Income Opportunity Realty Investors, Inc., a Nevada corporation (the "Company"), and Basic Capital Management, Inc. (the "Advisor"), a Nevada corporation.

                                  WITNESSETH:

     1. The Company owns a portfolio of real estate and mortgages.

     2. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1. Duties of the Advisor. Subject to the supervision of the Board of Directors, the Advisor will be responsible for the day-to-day operations of the Company and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Company as may be appropriate, including:

          (a) preparing and submitting an annual budget and business plan for approval by the Board of the Company (the "Business Plan");

          (b) using its best efforts to present to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plan;

          (c) using its best efforts to present to the Company investment opportunities consistent with the Business Plan and such investment program as the Directors may adopt from time to time;

          (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company including the investment of reserve funds and surplus cash in short-term money market investments;

          (e) serving as the Company's investment and financial advisor and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

          (f) on behalf of the Company, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Company's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

          (g) consulting with the Directors and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange or otherwise), holding and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Company;

          (h) obtaining for the Directors such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

          (i) obtaining for and at the expense of the Company such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Company, provided, however, the compensation for such services shall be agreed to by the Company and the service provider;

          (j) advising the Company in connection with public or private sales of shares or other securities of the Company, or loans to the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

          (k) quarterly and at any time requested by the Directors, making reports to the Directors regarding the Company's performance to date in relation to the Company's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

          (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

          (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with stockholders of the Company; and

          (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

     2. No Partnership or Joint Venture. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

     3. Records. At all times, the Advisor shall keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at any time during ordinary business hours.

     4. Additional Obligations of the Advisor. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Company as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, (c) cause the Company to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Articles of Incorporation of the Company.

     5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Directors and to the auditors of the Company.

     6. Bond. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Directors from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Company.

     7. Information Furnished Advisor. The Directors shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

     8. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company.

     9. Annual Business Plan and Budget. No later than January 15th of each year, the Advisor shall submit to the Directors a written Business Plan for the current Fiscal Year of the Company. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval by the Board of Directors, the Advisor shall be authorized to conduct the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Directors unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Directors with a report comparing the Company's actual performance for such quarter against the Business Plan.

     10. Definitions. As used herein, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding noninterested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

          (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

          (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Company, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Directors.

          (d) "Book Value of Invested Assets" shall mean the Book Value of the Company's total assets (without deduction of any liabilities), but excluding (i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

          (e) "Business Plan" shall mean the Company's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

          (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

          (g) "Gross Asset Value" shall mean the total assets of the Company after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

          (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

          (i) "Net Asset Value" shall mean the Book Value of all the assets of the Company minus all the liabilities of the Company.

          (j) "Net Income" for any period shall mean the Net Income of the Company for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11(a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

          (k) "Net Operating Income" shall mean rental income less property operating expenses.

          (l) "Operating Expenses" shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles as determined by the independent auditors selected by the Directors and including the Gross Asset Fee payable to the Advisor and fees and expenses paid to the Directors who are not employees or Affiliates of the Advisor.

          (m) The operating expenses shall exclude, however, the following:

             (i) the cost of money borrowed by the Company;

             (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Company;

             (iii) expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities (including legal, auditing, accounting, underwriting, brokerage, printing, engraving and other fees);

             (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers and other agents retained by or on behalf of the Company;

             (v) expenses directly connected with the purchase, origination, ownership and disposition of Real Properties or Mortgage Loans (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair and property improvement services) other than expenses with respect thereto of employees of the Advisor, except legal, internal auditing, foreclosure and transfer agent services performed by employees of the Advisor;

             (vi) expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans;

             (vii) expenses connected with payments of dividends, interest or distributions by the Company to shareholders;

             (viii) expenses connected with communications to shareholders and bookkeeping and clerical expenses for maintaining shareholder relations, including the cost of printing and mailing share certificates, proxy solicitation materials and reports;

             (ix) transfer agent's, registrar's and indenture trustee's fees and charges; and

             (x) the cost of any accounting, statistical, bookkeeping or computer equipment necessary for the maintenance of books and records of the Company.

          Additionally, the following expenses of the Advisor shall be excluded:

             (i) employment expenses of the Advisor's personnel (including Directors, officers and employees of the Company who are directors, officers or employees of the Advisor or its Affiliates), other than the expenses of those employee services listed at (v) above.

             (ii) rent, telephone, utilities and office furnishings and other office expenses of the Advisor (except those relating to a separate office, if any, maintained by the Company); and

             (iii) the Advisor's overhead directly related to performance of its functions under this Agreement.

          (n) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

          (o) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

     All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Company's Articles of Incorporation and Bylaws.

     11. Advisory Compensation.

     (a) Gross Asset Fee. On or before the twenty-eighth day of each month during the term hereof, the Company shall pay to the Advisor, as compensation for the basic management and advisory services rendered to the Company hereunder, a fee at the rate of .0625% per month of the average of the Gross Asset Value of the Company at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18, 19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be .75% per annum.

     (b) Net Income Fee. As an incentive for successful investment and management of the Company's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Company's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Company has Net Income in a quarter, the 7.5% Net Income fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third business day following the filing of the report on Form 10-K with the Securities and Exchange Commission.

     The 7.5% Net Income Fee is to be cumulative within any Fiscal Year, such that if the Company has a loss in any quarter during the Fiscal Year, each subsequent quarter's payment during such Fiscal Year shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

     (c) Acquisition Commission. For supervising the acquisition, purchase or long term lease of Real Property for the Company, the Advisor is to receive an Acquisition Commission equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or
(ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property. The aggregate of each purchase price of each property (including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

     (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Company's Real Property, the Company shall pay to the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Company during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as originally recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company, and

(iii) all closing costs, (including real estate commissions) incurred in the sale of such Real Property; provided however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Company's net investment, including capital improvements, calculated over the Company's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Company for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

     (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Company, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased by the Company or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

     (f) Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Company or refinancing on Company properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Directors. No fee shall be paid on loan extensions.

     12. Limitation on Third Party Mortgage Placement Fees. The Advisor or any of its Affiliates shall pay to the Company, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Company, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Company or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

     13. Statements. The Advisor shall furnish to the Company not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any payment by the Company or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

     14. Compensation for Additional Services. If and to the extent that the Company shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time. In particular, but without limitation, if the Company shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Company and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

     15. Expenses of the Advisor. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

          (a) employment expenses of the personnel employed by the Advisor (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

          (b) advertising and promotional expenses incurred in seeking investments for the Company;

          (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Company, except as any of such expenses relates to an office maintained by the Company separate from the office of the Advisor; and

          (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

     16. Expenses of the Company. The Company shall pay all of its expenses not assumed by the Advisor, including without limitation, the following expenses:

          (a) the cost of money borrowed by the Company;

          (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

          (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities:

          (d) fees, salaries, and expenses paid to officers, and employees of the Company who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

          (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing, (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services.

          (f) expenses of maintaining and managing real estate equity interests;

          (g) insurance, as required by the Directors (including Directors' liability insurance);

          (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Company;

          (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

          (j) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

          (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Company and for preparing and filing Federal, State and Local tax returns;

          (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

          (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this Section 16;

          (n) expenses incurred by the Advisor, arising from the sales of Company properties, including those expenses related to carrying out foreclosure proceedings;

          (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

          (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

          (q) costs and expenses associated with risk management (i.e. insurance relating to the Company's assets);

          (r) loan refinancing compensation; and

          (s) expenses associated with special services requested by the Directors pursuant to Section 14 hereof.

     17. Other Activities of Advisor. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Company, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

     18. Limitation on Operating Expenses. To the extent that the Operating Expenses of the Company for any Fiscal Year exceed the lesser of (a) 1.5% of the average of the Book Values of Invested Assets of the Company at the end of each calendar month of such Fiscal Year, or (b) the greater of 1.5% of the average of the Net Asset Value of the Company at the end of each calendar month of such Fiscal Year or 25% of the Company's Net Income, the Advisor shall refund to the Company from the fees paid to the Advisor the amount, if any, by which the Operating Expenses so exceed the applicable amount, provided, however, that the Advisor shall not be required to refund to the Company, with respect to any Fiscal Year, any amount which exceeds the aggregate of the Gross Asset Fees paid to the Advisor under this Agreement with respect to such Fiscal Year.

     19. Term; Termination of Agreement. This Agreement shall continue in force until the next Annual Meeting of Stockholders of the Company, and, thereafter, it may be renewed from year to year, subject to any required approval of the Stockholders of the Company and, if any Director is an Affiliate of the Advisor, the approval of a majority of the Directors who are not so affiliated. Notice of renewal shall be given in writing by the Directors to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Company to the Advisor or 120 days' written notice by the Advisor to the Company, in the former case by the vote of a majority of the Directors who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor.

     20. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

     21. Assignment. This Agreement shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

     22. Default, Bankruptcy, etc. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

          (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

          (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

          (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

     The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

     23. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

          (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

          (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Directors; and

          (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor.

     24. Miscellaneous. The Advisor shall be deemed to be in a fiduciary relationship to the stockholders of the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     25. Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

     The Directors and/or the Company:

         Income Opportunity Realty Investors, Inc.
         10670 North Central Expressway
         Suite 600
         Dallas, Texas 75231
         Attention: President

     The Advisor:

         Basic Capital Management, Inc.
         10670 North Central Expressway
         Suite 600
         Dallas, Texas 75231
         Attention: Executive Vice President and
         Chief Financial Officer

     Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

     26. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

     27. Governing Law. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

     28. Execution. This instrument is executed and made on behalf of the Company by an officer of the Company, not individually but solely as an Officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.

     IN WITNESS WHEREOF, INCOME OPPORTUNITY REALTY INVESTORS, INC. and BASIC CAPITAL MANAGEMENT, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                    INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                    By:  /s/  RANDALL M. PAULSON
                                       -----------------------------------
                                       Randall M. Paulson
                                       President

                                    BASIC CAPITAL MANAGEMENT, INC.

                                    By:  /s/  THOMAS A. HOLLAND
                                       -----------------------------------
                                       Thomas A. Holland
                                       Executive Vice President

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                          FOR                   WITHHOLD
                                  all nominees (except        AUTHORITY TO
                                    as marked to the      vote for all nominees
                                    contrary below)           listed below
1. Election of Directors:                 [ ]                     [ ]

     Nominees: Ted P. Stokely
               Edward L. Tixier
               Martin L. White
               Edward G. Zampa

 For all nominees
 (except as marked to the contrary below)

   _____________________________________________

                                                         FOR   AGAINST  ABSTAIN

2. Renewal of the current advisory agreement             [ ]     [ ]      [ ]
   between the Company and Basic Capital
   Management, Inc.

3. Other Business: I Authorize the aforementioned        [ ]     [ ]      [ ]
   proxies in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.


Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is properly executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Directors, for such other person(s) as he or she may select in place of such nominees.


SIGNATURE _______________________________________________________ DATE _________

SIGNATURE (if held jointly) _____________________________________ DATE _________
NOTE: Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.



                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   INCOME OPPORTUNITY REALTY INVESTORS, INC.


     The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of INCOME OPPORTUNITY REALTY INVESTORS, INC., to be held on Tuesday, April 22, 1997, at 9:00 a.m., or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

     THE BOARD OF DIRECTORS OF INCOME OPPORTUNITY REALTY INVESTORS, INC. RECOMMENDS A VOTE FOR ALL FOUR NOMINEES AND FOR THE RENEWAL OF THE ADVISORY AGREEMENT.

     YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF DIRECTORS AND FOR THE RENEWAL OF THE ADVISORY AGREEMENT. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE RENEWAL OF THE ADVISORY AGREEMENT. THIS PROXY REVOKES ALL PREVIOUS PROXIES.



            (continued and to be signed and dated on the other side)